                             JOINT FILING AGREEMENT

                          PURSUANT TO RULE 13d-1(k)(1)

         The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timeline filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

         Date:    February 8, 2001


                                REDSTONE GROUP, LTD.


                                         By:  /s/ STEVEN D. LERNER
                                            --------------------------------
                                                  Steven D. Lerner

                                                  Executive Vice President



                                REDSTONE, INC.



                                         By: /s/ STEVEN D. LERNER
                                            --------------------------------
                                                  Steven D. Lerner

                                                  Executive Vice President


                                         /s/ DAVID L. SOLOMON
                                         -----------------------------------

                                         David L. Solomon


                                         /s/ DAVID C. SHINDELDECKER
                                         -----------------------------------

                                         David C. Shindeldecker